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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


Date of Report ( Date of earliest event reported)             July 14, 1997


                        NATIONAL SERVICE INDUSTRIES, INC.
          (Exact Name of Registrant as Specified in its Charter)



      Delaware                 1-3208                        58-0364900
 (State or Other             (Commission                (I.R.S. Employer
 Jurisdiction of             File Number)               Identification Number)
 Incorporation )

            1420 Peachtree Street, N. E., Atlanta, Georgia 30309-3002
               (Address of Principal Executive Offices) (Zip Code)



                                 (404) 853-1000
              (Registrant's Telephone Number, Including Area Code)

                                      None
              (Former Name, Former Address and Former Fiscal Year,
                          if Changed Since Last Report)

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Item 2.           Acquisition or Disposition of Assets

     On July 14, 1997, National Service Industries, Inc. ("NSI") completed the sale of certain assets of its textile rental business to G&K Services, Inc. ("Purchaser") and its subsidiaries G&K Services Linen Co. and G&K Services, Co. for approximately $280 million in cash plus the assumption of certain liabilities, subject to a post-closing adjustment. This disposition, which involves approximately forty percent of NSI's textile rental volume, was made pursuant to the Asset Purchase Agreement, dated as of May 30, 1997, by and among NSI, its subsidiaries National Service Industries, Inc. and NSI Enterprises, Inc.(the "NSI Subsidiaries"), and Purchaser, as amended by a letter agreement as of the closing.

         The assets sold relate to twenty industrial plants and nine mixed linen plants and include, among other things, real property, fixed assets, vehicles, inventories, accounts receivable, customer lists, intangible assets, and prepaid items. The liabilities assumed include certain contractual obligations and certain accrued employee compensation and benefits.

     The purchase price was determined by arms-length negotiation between NSI and Purchaser. The price was determined by adjusting a base price of approximately $263 million to reflect certain changes in textile rental volume during specified pre-closing periods, adding certain estimated amounts for open accounts receivable, new inventory, and prepaid items, and deducting the estimated amount of certain assumed liabilities for employee compensation and benefits. The price will be further adjusted within 45 days after the closing, primarily to reflect the final value of those added and deducted items.

         On July 14, 1997, NSI issued a press release reporting on the consummation of the sale, which is filed herewith as Exhibit 99(a).



Item 7.           Financial Statements and Exhibits

(b) Unaudited pro forma financial information of NSI with respect to the disposition of certain of its textile rental assets is attached as an exhibit to this form 8-K.

(c) Exhibits (listed by numbers corresponding to the provisions of Item 601 of Regulation S-K):

                  2   (a)  Asset  Purchase  Agreement dated  as of May 30, 1997,
                           by  and   among  NSI,   the   NSI  Subsidiaries,  and
                           Purchaser,  together   with   Exhibit  A    (Acquired
                           Facilities). Other exhibits and disclosure schedules supplemental to the Asset Purchase Agreement will be furnished to the Commission upon request.

                      (b) Letter agreement dated July 14, 1997, by and among NSI, the NSI Subsidiaries, and Purchaser.

                  99  (a)  NSI News Release dated July 14, 1997.

                      (b) Unaudited pro forma financial information of NSI with respect to the disposition of certain of its textile rental assets.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        NATIONAL SERVICE INDUSTRIES, INC.



                            By: /s/ Kenyon W. Murphy
                                Kenyon W. Murphy
                                Vice President, Secretary and
                                Associate Counsel



Date:             July 14, 1997



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                                INDEX TO EXHIBITS

                                                                   Page No.

Exhibit 2   (a)    Asset Purchase Agreement dated
                   as of May 30, 1997, by and among NSI,
                   the NSI Subsidiaries, and Purchaser.                5

            (b)    Letter agreement dated July 14, 1997,
                   by and among NSI, the NSI Subsidiaries,
                   and Purchaser.                                     75

Exhibit 99  (a)    NSI News Release dated July 14, 1997.              79

            (b)    Unaudited pro forma financial information
                   of NSI with respect to the disposition of
                   certain of its textile rental assets.              80